CONSUMER ELECTRONICS DISTRIBUTION AGREEMENT


         This Distribution Agreement (the "Agreement"), effective January 1, 2003 (the "Effective Date"), is entered into by RemoteMDx, Inc., a Utah corporation ("RemoteMDx"), SecureAlert, Inc., a Utah corporation and wholly owned subsidiary of RemoteMDx ("SecureAlert"), (RemoteMDx and SecureAlert are sometimes referred to collectively herein as the "Company"), and SecureAlert Entertainment, LLC, a Tennessee limited liability company ("Distributor").

                                    RECITALS:

         A. Company is the licensed distributor of Magnavox brand consumer electronics products under agreements with the manufacturer.

         B. Distributor desires to purchase and distribute consumer electronic products on an exclusive basis in the Territory defined in this Agreement, and Company desires to grant Distributor such right, pursuant to the terms and conditions of this Agreement.

         C. The parties acknowledge that Distributor's compliance with quality specifications, and the compulsory acquisition of certain consumer electronic products from Company or from an undertaking specified by Company, will be required to ensure that Company's rights and reputation are properly protected.

                                   AGREEMENTS:

         In consideration of the mutual covenants and agreements contained herein, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1.       General Definitions.

     1.1 "Products," means all products sold in the Territory by Distributor hereunder.

          1.2 "Territory" means the manufactured homes marketing channel within the United States of America, including without limitation those firms listed on the attached Exhibit A.

2. Appointment.

     2.1 Appointment as Distributor. Company appoints Distributor as its distributor of the Products within the Territory. This appointment will be exclusive as to the Territory during the term hereof provided that Distributor at all times is in compliance with all provisions of this Agreement. During the exclusive term of this Agreement, Company will not sell or appoint any other distributor to sell Products in the Territory.

     2.2  Restrictions.

          2.2.1Except  as   specifically   provided  in  this   Section   2.2.1,
               Distributor will not sell any services or products (including, without limitation the Products) in the PERS or home medical monitoring and personal remote medical monitoring markets. Notwithstanding the foregoing, Distributor may sell in any market the 3000 Uniden GPS 1000's and 2200 ASC911A's transferred to Distributor by Company pursuant to that certain Agreement among Company, Distributor and others dated as of even date.
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2.2.2                               Distributor may purchase Products on a
                                    non-exclusive basis from the Company or
                                    other manufacturers for sale in markets
                                    outside the Territory. Company may directly or indirectly sell Products outside the Territory.

     2.3 Appointment of Dealers. Distributor may exercise its marketing, distribution and selling rights both directly and through qualified dealers authorized by Distributor to market and sell the Products within the Territory. Distributor shall be responsible for ensuring that its dealers comply with all applicable terms and restrictions under this Agreement.

     2.4 Commercially Reasonable Efforts. Distributor shall use commercially reasonable, good faith efforts to continually promote and sell the Products in the Territory.

3. Assignment of Certain Property. To assist Distributor in the development of its business hereunder, Company hereby transfers and assigns to Distributor the fixed assets listed on the attached Exhibit B free and clear of all liens or encumbrances.

4.   Order and Purchase Terms.

     4.1 Pricing and Payment Terms. Company shall sell Products free and clear of all liens or encumbrances to Distributor at a price equal to Company's cost for such Products plus seven percent (7%) of such cost. All payment for product will be deposited in a lock box account (the "Account") in the name of Company with a bank selected by Company and acceptable to Distributor ("Bank"). Bank shall hold all funds pursuant to an agreement with the following provisions:

          4.1.1Distributor shall pay into the Account the actual cost payable to manufacturers and suppliers for all Products purchased by Distributor in compliance with the payment terms and conditions established by the manufacturer or supplier in sufficient time to allow Bank to disburse payment to the manufacturer or supplier according to such terms and conditions.

          4.1.2Distributor  shall pay into the  Account the seven  percent  (7%)
               markup for Products purchased during any month for disbursement to Company not later than the 10th day of the next month, beginning on February 10, 2003. Notwithstanding the foregoing, all parties hereto acknowledge that in connection with the execution and delivery of this Agreement RemoteMDx, SecureAlert, Distributor and others have executed and delivered an Agreement dated as of even date pursuant to which two promissory notes in favor of Dr. Ed Boling and Thomas Natale will be modified by execution and delivery of two new promissory notes, each in the principal amounts of $261,439.4. In the event any payment is not made pursuant to either of such promissory notes, without regard to any notice or cure periods contained therein, then Distributor is hereby authorized to the extent of such nonpayment to withhold payment into the Account pursuant to this subsection and make payment directly to Dr. Ed. Boling or Thomas Natale, as the case may be.

          4.1.3Bank shall be authorized to make  disbursements  from the Account
               to   manufacturers,    suppliers   and   Company,   respectively,
               immediately upon receipt of funds from Distributor.

          4.1.4Company shall have no right to alter the terms of the Account or make or authorize withdrawals, subject, however to Section 4.1.5.



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          4.1.5In the event  Distributor  has failed to make timely payment into the Account  pursuant to Section  4.1.1,  the Company may, in its
               sole   discretion,   make  payment  directly  to  a  supplier  or
               manufacturer and, upon presentment of documentation to Bank, satisfactory to Bank, evidencing such payment, Company shall be reimbursed therefore from the Account. If Distributor fails to make a payment into the Account to cover any payment made by the Company directly to the manufacturer within five (5) days of the date Company notifies Distributor in writing of its payment to the manufacturer, such failure will be deemed a breach of this Agreement and the Company may immediately and without further
               notice  to  Distributor   terminate  the  Agreement  and  all  of
               Distributor's rights hereunder.

          4.1.6On or  before  the 10th of each  month  beginning  with  February
               2003, Distributor shall prepare and deliver to Company a report setting forth the cost of all Products sold by Distributor pursuant to this Agreement during the immediately preceding month based on Company's cost for Products sold.

     4.2 Orders. Distributor shall place orders for the Products (or any other item purchased by Distributor from Company in connection with this Agreement) by written purchase order, signed by an authorized representative of Distributor. Purchase orders may be mailed, e-mailed or faxed to the manufacturer or supplier with a copy provided in the same manner to Company. No additional or different terms in purchase orders that conflict with the terms of this Agreement shall be binding upon Company unless specifically agreed to in writing by an authorized Company representative. Any modifications or additions to previously received purchase orders must be in writing and must be accepted in writing by Company.

     4.3 Shipment. Distributor shall arrange for shipment directly from the manufacturer or supplier and will negotiate all shipping charges with the manufacturer or supplier. Product will not be shipped to or received by Company. Company shall not be liable for any shipping charges or Products damaged in shipping.

     4.4 Taxes. Distributor shall be responsible for all property, use, value added and other taxes, governmental duties or assessments, arising out of this Agreement, other than taxes on Company's net income. If requested by Company, Distributor shall supply Company with a valid resale or tax exemption certificate.

     4.5  Returns.   All  returns  shall  be  handled  by  Distributor  and  the manufacturers or suppliers. Company shall have no liability to Distributor with respect to non-conforming Product.

     4.6 Accounts Payable. On or about December 31, 2002, Company will deliver to Distributor a schedule indicating all vendor accounts payable as of December 31, 2002, with their respective due dates and terms of payment. Such schedule shall be attached to this Agreement as Exhibit
          C. Distributor hereby assumes the Allison Erwin, CED, Inc. and RGI Marketing accounts and Company hereby assigns to Distributor those specific accounts receivable listed in Exhibit B free and clear of all liens or encumbrances; provided that to the extent the total amount realized by Distributor from such accounts receivable exceeds the amount due on the three accounts payable assumed by Distributor, then Distributor shall immediately pay such excess to Company. Company will make all other payments listed on Exhibit C. To the extent Distributor receives a payment with respect to an account receivable assigned to Distributor, then Distributor is hereby authorized to cash and deposit such payment to its credit regardless of such payment being in the name of Company. To the extent Distributor receives a payment with respect to an account receivable not assigned to Distributor, then Distributor shall immediately forward such payment to Company. To the extent Company receives a payment with respect to any account receivable not retained by


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          Company,  then  Company  shall  immediately  forward  such  payment to
          Distributor. Distributor will obtain the signature of Tom Natale, President of RemoteMDx and SecureAlert prior to cashing or depositing any checks made payable to the Company; provided, however, that if Mr. Natale is not available, then the signature of another authorized officer of the Company will be accepted, and Company agrees to authorize its officers to sign checks as provided herein. Distributor shall provide the Company with a monthly report in form acceptable to the Company, detailing all payments received directly by Distributor with respect to the assigned accounts receivable hereunder. In the event Distributor becomes aware of a vendor claiming payment for obligations of Company incurred prior to January 1, 2003, Distributor will give the Company written notice of the obligation. If the Company fails to pay when due any obligation identified on Exhibit C, or any valid obligation of which it receives notice from Distributor as provided in the preceding sentence, within five (5) business days of receipt of notice from Distributor, then Distributor may make the required payments and offset the amounts paid by retaining the Company's markup payable under Section 4.1.2. All shipments occurring on or after January 2, 2003 shall be for Distributor's account and Company hereby assigns to Distributor all purchase orders outstanding as of December 31, 2002; provided, however, that Distributor shall issue to Company a purchase order or vendor's statement for such orders, which will be subject to the provisions of Section 4.1, above.

5. Initial Fees and Other Consideration. In addition to the purchase terms set forth above, Distributor shall pay to Company, in consideration for the rights and licenses granted in this Agreement, the following fees and other consideration:

     5.1 Initial Fee. In consideration of the rights granted Distributor under this Agreement, and in settlement of certain obligations owed by the Company under that certain Agreement and Plan of Merger dated July 31, 2001 entered into with the former SecureAlert II, Inc., Distributor will transfer or cause to be transferred to the Company for cancellation, 400,000 shares of the common stock of RemoteMDx. Distributor and Company agree that Distributor will be responsible for any federal or state tax reporting requirements with respect to such transfer and Company will not issue any forms 1099 with respect to such transfer.

     5.2 Audit Rights. Distributor shall maintain complete books and records regarding its operations, including, without limitation, all sales of the Products distributed by Distributor and fees paid hereunder to Company, for 5 years from the time period to which such records relate. Company has the right, at its expense, to inspect and audit these books and records upon five business days' notice to
          Distributor. If an audit shows that any fees were underpaid, Distributor shall promptly pay the additional amount due plus interest as set forth above. If the underpayment was 5% or more of the total, Distributor shall pay the actual cost of the audit.

     5.3 Defective Product. Distributor agrees coordinate and assist Company with respect to the return of defective products sold by Company.

     5.4 Purchase of Inventory. Distributor agrees to purchase from the Company the existing inventory listed on the attached Exhibit D free and clear of all liens or encumbrances at the cost and markup and on the payment terms contained on said exhibit. Payment shall be in cash or by assumption and payment of the account payable for the inventory to the extent the Company has not fully paid the purchase price thereof.

6. Noncompetition. So long as Distributor remains in compliance with the terms and conditions of this Agreement, neither Company nor its officers or directors shall, during the term hereof and for a period of five (5) years


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     after the date of termination  (except where such termination is due to the
     default  or  breach  of  this  Agreement  by   Distributor),   directly  or
     indirectly,  (a)  engage,  without  the prior  express  written  consent of
     Distributor,   in  any  business  or  activity,  whether  as  an  employee, consultant, partner, member, principal, agent, representative, stockholder or in any other individual, corporate or representative capacity, or render any services or provide any advice to any business, activity, person or entity, if such business, activity, service, person or entity, directly or indirectly, is engaged in selling any Products in the Territory, (b) meaningfully assist, help or otherwise support, without the prior express
     written  consent  of  Distributor,   any  person,  business,   corporation,
     partnership,   or  other  entity  or  activity,  whether  as  an  employee, consultant, partner, principal, agent, representative, stockholder or in any other individual, corporate or representative capacity, to create, commence or otherwise initiate, or to develop, enhance or otherwise further, any business or activity if such business or activity, directly or indirectly, is engaged in selling any Products in the Territory. This
     Section 6 shall survive the termination of this Agreement, subject to the terms of Section 7.4. Notwithstanding the foregoing, if Distributor breaches this Agreement without curing such breach in accordance with the terms hereof, then if and to the extent that any employee or affiliate of
     Distributor   (including,    without   limitation,    its   president   and
     secretary-treasurer who execute this Agreement on the Distributor's behalf) enters into a covenant not to compete with Distributor, Company shall be deemed a third-party beneficiary of such covenant and said covenant will survive the termination of this Agreement.

7.                Term and Termination.

     7.1 Term. The initial term of this Agreement begins upon the Effective Date and shall continue for a period of one year, subject, however, to the continuing payment obligations that extend beyond such date as provided elsewhere herein.

     7.2 Termination for Cause. Either party may terminate this Agreement if the other party breaches any other material covenant or undertaking contained herein, and the breach is not cured within the 60 days following written notice thereof from the other party, provided however, that to the extent another provision sets or otherwise limits the right to cure, such provision shall control any cure rights.

     7.3 Other. This Agreement shall terminate automatically and without further notice to the other party in the event that either party shall make any unauthorized assignment for the benefit of creditors, file any petition under the bankruptcy or insolvency laws of any jurisdiction, have or suffer a receiver or trustee to be appointed for its business or property, or be adjudicated a bankrupt or an insolvent.

     7.4 Effect of Termination. Upon termination of this Agreement for any reason both parties shall return all proprietary information and property of the other party in their possession at the date of termination. Termination shall not affect Distributor's obligation to pay Company all amounts due as of the effective date of termination. Provisions of this Agreement expressly intended to survive the termination hereof shall not be affected by the termination of the Agreement in accordance with their terms. In addition to the foregoing, if the Agreement is terminated in accordance with its terms for cause by the Company, Distributor shall immediately cease and forever discontinue all offer and sale of the Products in the Territory. In the event Distributor terminates this Agreement in accordance with its terms for cause, then it may continue to sell the Products in the Territory free any continuing obligations to Company under this Agreement, subject to the provisions of this Section 7.4.

8. Certain Rights. After the initial 12-month term hereof Distributor may approach Philips and MemCorp to obtain direct distribution rights for Magnavox-branded home security products.



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9.   Warranties; Indemnification; Limitations of Warranties and Damages.

     9.1 Representations, Warranties and Covenants of Distributor. Distributor represents, warrants and covenants as follows:

          9.1.1Distributor has the right to enter into this Agreement and perform in accordance with the terms of this Agreement, and such actions do not violate any third party agreement or other obligation by which Distributor is bound.

          9.1.2The  Products   will  be  marketed,   distributed   and  sold  in
               compliance with all applicable laws and regulations (including without limitation local labor laws).

     9.2  Representations,   Warranties   and  Covenants  of  Company.   Company
          represents, warrants and covenants as follows:

          9.2.1Company has the right to enter into this Agreement and perform in accordance with the terms of this Agreement, and such actions do not violate any third party agreement or other obligation by which Company is bound.

          9.2.2Company hereby assigns to Distributor any warranty provided by the manufacturers or suppliers with respect to Products. Company makes no other warranty to Distributor with respect to Products.

     9.3 Indemnification. Each party agrees to indemnify, defend and hold the other party harmless from and against any and all claims, liabilities, judgments, costs, damages and expenses (including reasonable attorneys' fees) arising out of any breach of such party's warranties, covenants and representations in this Agreement, and any act by such party in violation of this Agreement. With respect to any claims falling within the scope of this indemnification obligation, (i) each party agrees to promptly notify the other of any claim or lawsuit for which it believes it is entitled to be indemnified; (b) the indemnifying party shall assume, at its sole expense, the defense of such claim or lawsuit; and (c) the party being indemnified shall have the right to participate in the defense of any such claim or lawsuit with separate counsel, at its sole expense.

     9.4 Limitation of Warranties and Damages. EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED, WITH RESPECT TO ITS PRODUCTS, COMPONENTS OR OTHER MATERIALS, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL COMPANY OR DISTRIBUTOR BE LIABLE FOR, AND EACH PARTY COVENANTS NOT TO BRING ANY CLAIM FOR, SPECIAL, CONSEQUENTIAL OR INDIRECT DAMAGES (INCLUDING EXEMPLARY OR PUNITIVE DAMAGES), WHETHER OR NOT SUCH DAMAGES WERE FORESEEABLE.

10.      Miscellaneous.

     10.1 Entire Agreement; Amendment; Waiver. The complete and exclusive statement of the agreement between the parties relating to this subject shall consist of this Agreement. For example, any written, typed or preprinted terms contained on a purchase order shall be superseded by the terms of this Agreement, unless both parties specifically agree in writing to the different terms. The waiver by either party of any default or breach of this Agreement, or any


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          obligation  hereunder,  shall be  ineffective  unless in  writing.  No failure to exercise any right or power under this Agreement or to insist on strict compliance by the other party shall constitute a waiver of the right subsequently to exercise such right or power or to insist on strict compliance. This Agreement may not be amended except by a written document signed by an authorized representative of both parties.

     10.2 Legal Proceedings. This Agreement shall be governed by and construed in accordance with the laws of the state of Utah (without regard to conflicts of laws provisions).

     10.3 Mediation and Arbitration. In the event of any dispute under this Agreement, the parties hereto desire to avoid litigation. Accordingly, the aggrieved party will give notice of the dispute to the other party and both parties will attempt to settle the dispute during the thirty-day period following such notice. If such dispute remains unsettled, the parties agree to then submit such dispute to mediation. If the parties cannot agree on a mediator, each will select a mediator and the two chosen mediators will select a third mediator who shall alone hear the dispute. Such mediation will, if possible, be conducted during the sixty-day period following expiration of the thirty-day period. If such mediation fails to resolve the dispute, the parties agree such dispute will be submitted to final and binding arbitration in accordance with the rules of the American Arbitration Association. Unless otherwise directed by the arbitrator, such arbitration must be concluded within one hundred ninety (190) days of the expiration of the sixty-day period previously specified for mediation. If the parties cannot agree on a single arbitrator, each will select an arbitrator, and the two chosen arbitrators will select a third arbitrator who shall alone decide the dispute. Any mediation or arbitration conducted hereunder will be conducted in Dallas, Texas. The costs of mediation (including the mediator's fees and expenses and costs directly related to the conduct of the mediation, but excluding each party's direct costs for transportation, attorneys, etc., for which each will be responsible) will be shared equally by the parties.

     10.4 Attorney Fees and Other Arbitration Expenses. If a party hereto resorts to arbitration to remedy a breach of this Agreement, the prevailing party in the arbitration, in addition to any other remedies available under this Agreement or by law, may collect all or a portion of its reasonable attorney fees and other costs and expenses of arbitration at the discretion of the arbitrator, who shall consider both the reasonableness of the attorney fees and other costs and the relative merits of each party's position. It is the intent of the parties hereto to avoid arbitration without preventing a party from seeking redress for a valid dispute. To that end, the parties express their intent and agreement that unreasonable attorney fees and costs not be awarded, and that all or a portion of reasonable attorney fees and costs be awarded when in the arbitrator's opinion the party against whom such fees and costs are awarded has maintained positions which have significantly less merit compared to the prevailing party's positions. Further, it is all parties' intent that any party seeking redress through litigation despite the fact that arbitration is required by this Agreement shall not be entitled to recover any attorney  fees or  costs  for  such  litigation  or in any  subsequent arbitration, regardless of the outcome of such litigation or subsequent arbitration.

     10.5 Force Majeure. Neither party shall be liable for any failure or delay in performing hereunder, if such failure or delay is due to war, strike, government requirements, acts of nature, acts or omissions of carriers, or other cause(s) beyond its reasonable control; provided, however, that if a party's performance of any material obligation is reasonably expected to be delayed more than six (6) months due to any such cause, the other party may terminate this Agreement upon thirty
          (30) days' prior written notice.

     10.6 Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable by a court, authority or arbitrator of competent jurisdiction, such provision shall be modified by such court, authority or arbitrator to the minimum extent necessary to make


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          it  valid,  legal  and  enforceable.  If the  provision  cannot  be so modified, it shall be severed and all other provisions of this Agreement shall remain in full force and effect. If a provision is held illegal, invalid or unenforceable, the parties also agree to negotiate reasonably and in good faith to modify this Agreement with a new provision that approximates the intent and purpose of the original
          provision  as  closely  as   possible,   without   being   illegal  or
          unenforceable.

     10.7 Notice. All notices between the parties shall be in writing and shall be sent by certified or registered mail or commercial delivery service, with provisions for a receipt, or by an e-mail or facsimile (confirmed in writing thereafter), to the address of the other party listed above (or to such other address as a party may furnish to the other in writing).

     10.8 Assignment; Binding Effect. Distributor may not sublicense or assign its rights or delegate its duties or obligations under this Agreement (excepting the limited rights permitted to be sublicensed to Distributor's dealers) without prior written consent of Company. Company agrees to not unreasonably withhold its consent to a requested assignment of this Agreement, provided that the proposed new Distributor is not a competitor of Company and meets Company's reasonable requirements with respect to financial capability and stability, experience, business skills, and the like. This Agreement is binding upon and inures to the benefit of the parties and their respective successors, representatives and permitted assigns.

     10.9 No Agency, Franchise, Partnership or Other Relationship. This Agreement shall not be construed to create an agency, employer/employee relationship, franchisor/franchisee relationship, joint venture relationship or partnership between the parties. Neither party has the authority to bind the other, to incur any liability or otherwise act on behalf of the other, or to direct the employees of the other. The parties expressly agree that no franchise or partnership laws are intended to or shall apply to this Agreement or to the relationship of the parties.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date specified above.



RemoteMDx, Inc.                           SECUREALERT ENTERTAINMENT, LLC


By:______________________________________ By:_________________________________
Title:___________________________________ Title: President

Date:____________________________________ Date:_______________________________

                                          Attest:


                                          By:
                                             ---------------------------------
                                             Title: Secretary-Treasurer
SecureAlert, Inc.


By:
   --------------------------------------------------
Title:
      -----------------------------------------------

Date:
     ------------------------------------------------

                                    EXHIBIT A
                               Permitted Customers
                           Comprising the "Territory"

Oakwood
Fleetwood
Champion
Palm Harbor
Style Crest
Clayton
Cavalier

                                    EXHIBIT B
                         Assets Assigned to Distributor

                                    EXHIBIT C
                             Form of Assignment and
                          Schedule of Accounts Payable

                                    EXHIBIT D
                   List of Inventory Purchased By Distributor